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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3, Amendment No. 1 to Form S-3 and Amendment No. 2 to Form S-3 File No. 333-171430) of Caliper Life Sciences

  (2)
  Registration Statement (Form S-3 File No. 333-171213) of Caliper Life Sciences

  (3)
  Registration Statement (Form S-3 File No. 333-147571) of Caliper Life Sciences

  (4)
  Registration Statement (Form S-8 File No. 333-168676) pertaining to the 1999 Employee Stock Purchase Plan of Caliper Life Sciences

  (5)
  Registration Statement (Form S-8 File No. 333-161173) pertaining to the 2009 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan of Caliper Life Sciences

  (6)
  Registration Statement (Form S-8 File No. 333-156149) pertaining to the 1999 Employee Stock Purchase Plan of Caliper Life Sciences

  (7)
  Registration Statement (Form S-8 File No. 333-141373) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

  (8)
  Registration Statement (Form S-8 File No. 333-129861) pertaining to the 1999 Employee Stock Purchase Plan of Caliper Life Sciences

  (9)
  Registration Statement (Form S-8 File No. 333-117273) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

  (10)
  Registration Statement (Form S-8 File No. 333-106946) pertaining to the Acquisition Equity Incentive Plan of Caliper Life Sciences

  (11)
  Registration Statement (Form S-8 File No. 333-106436) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

  (12)
  Registration Statement (Form S-8 File No. 333-91276) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

  (13)
  Registration Statement (Form S-8 File No. 333-76636) pertaining to the 2001 Non-Statutory Stock Option Plan

  (14)
  Registration Statement (Form S-8 File No. 333-69722) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

  (15)
  Registration Statement (Form S-8 File No. 333-40466) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

  (16)
  Registration Statement (Form S-8 File No. 333-95007) pertaining to the 1996 Equity Incentive Plan, the 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

of our reports dated March 11, 2011, with respect to the consolidated financial statements and schedule of Caliper Life Sciences, Inc., and the effectiveness of internal control over financial reporting of caliper Life Sciences, Inc., included in this Annual Report (Form 10-K) of Caliper Life Sciences, Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 11, 2011

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  Exhibit 23.1